                                                                   Exhibit 10.22
                                                                   -------------

                           LOAN MODIFICATION AGREEMENT

         This LOAN MODIFICATION AGREEMENT is entered into as of December 28,1999, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East" ("Bank"), and MATRIXONE, INC., a Delaware corporation with its principal place of business at Two Executive Drive, Chelmsford, MA 01824 ("Borrower").

                                    RECITALS

         Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrowers continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

         1.   DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness
              ------------------------------------
which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated as of December 29, 1998 between Borrower and Bank providing for an extension of credit up to a maximum of SEVEN MILLION AND NO/100THS DOLLARS ($7,000,000) for working capital and equipment finance purposes, as amended by a Loan Modification Agreement dated as of September 28, 1999 (the "Loan Agreement").

         Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

         2.   DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is
              -------------------------
secured pursuant to the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

         3.   DESCRIPTION OF CHANGES IN TERMS.
              -------------------------------

         3.1  Modifications to Definitions. Section 1.1 of the Loan Agreement is
              ----------------------------
hereby amended by substituting the following definitions for those set forth therein for the same terms, and in the case of new definitions, by adding those new definitions to that Section 1.1:

         "Revolving Maturity Date" means December 28, 2000.

         "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in

Section 5.4. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

         (a) Accounts that the account debtor has failed to pay within 180 days of invoice date;

         (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within 180 days of invoice date, except as approved in writing by Bank;

         (c) Accounts which are more than sixty (60) days past the original due date;

         (d) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank and except for Accounts covered by insurance complying with Section 6.6(b);

         (e) Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada;

         (f) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

         (g) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as 'contra' accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

         (h) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

         (i) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

         (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

         (k) Accounts the collection of which Bank reasonably determines, in accordance with its standard commercial practices, to be doubtful.

         Subsection (d) of the definition of Permitted Liens is hereby replaced in its entirety with the following:

         (d) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement);

         3.2   Modifications to Revolving Advance Provisions. Section 2.1.1(a)
               ---------------------------------------------
of the Loan Agreement is hereby replaced in its entirety with the following:

         (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) any amounts reserved for cash management services as agreed between Bank and Borrower from time to time, minus (iii) the FX Reserve as agreed between Bank and Borrower from time to time. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time during the term of this Agreement.

         3.3   Modification to Financial Reporting Provisions. Section 6.3 of
               ----------------------------------------------
the Loan Agreement is hereby replaced in its entirety with the following:

         6.3   Financial Statements, Reports, Certificates. (i) Borrower shall
               -------------------------------------------
deliver to Bank:

         (a) as soon as available, but in any event within thirty (30) days after the end of each month when Credit Extensions are outstanding, a company prepared consolidated balance sheet and income statement covering Borrowers consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank;

         (b) as soon as available, but in any event within ninety (90) days after the end of Borrowees fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

         (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;

         (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be likely to result in damages or costs to Borrower or any Subsidiary of One Hundred Fifty Thousand Dollars

         ($150,000) or more;

         (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

         (f) (i) prior to any Credit Extensions at a time when no Credit Extensions are outstanding, and (ii) within thirty (30) days after the last day of each month in which any Credit Extensions are outstanding, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable.

         (g) prior to any Credit Extensions at a time when no Credit Extensions are outstanding, and (ii) within thirty (30) days after the last day of each month in which any Credit Extensions are outstanding, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
                                   ---------

         (ii) Bank shall have a right from time to time hereafter, upon reasonable prior notice, to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

         3.4   Modifications to Financial Covenants. Sections 6.8, 6.9 and 6.10
               ------------------------------------
of the Loan Agreement are hereby replaced in their entirety with the following:

               6.8   Adjusted Quick Ratio. Borrower shall maintain a ratio of
                     --------------------
               Quick Assets to Current Liabilities (exclusive of deferred revenues), (i) as of the last day of each calendar quarter, of at least 1.50 to 1.0, and (ii) intraquarterly, as of the last day of each calendar month, of at least 1.25 to 1.0.

               6.9   Profitability. Borrower will not suffer a net loss (as
                     -------------
               defined by GAAP, but excluding stock-based compensation charges as required by rules and regulations of the Securities and Exchange Commission) greater than (a) $800,000 for the quarter ended September 30, 1999, (b) $2,200,000 for the quarter ended December 31, 1999, (c) $3,500,000 for the quarter ended March 31, 2000 and (d) $2,000,000 for the quarter ended June 30, 2000 and for each quarter thereafter.

               6.10  Liquidity.  INTENTIONALLY OMITTED
                     ---------

         3.5   Modifications to Negative Covenants. Sections 7.2 and 7.3 of the
               -----------------------------------
Loan Agreement are hereby replaced in their entirety with the following:

               7.2   Changes in Business, Ownership, or Management, Business
                     -------------------------------------------------------
               Locations. Engage in any business, or permit any of its
               ---------
               Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership (other than changes resulting from or connected to equity financing events, including public offerings of securities) or any three (3) of the persons holding the positions of CEO, CFO, VP-Marketing, VP-Engineering and VP-Customer Support as of the Closing Date cease to be employees of Borrower and replacements reasonably satisfactory to Bank are not made within ninety (90) days from the date such employees cease to be employees. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations; provided that Borrower need not give Bank such notice with respect to sales offices with equipment having a value, either per office or in the aggregate, that is immaterial, and from which no invoices are billed or collected.

               7.3   Mergers or Acquisitions. Merge or consolidate, or permit
                     -----------------------
               any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, other than a transaction or series of transactions in which the stockholders of Borrower immediately prior to the transaction or series of transactions, as the case may be, continue to hold a majority of the voting capital stock of the resulting company, provided that an Event of Default has not occurred and is continuing prior to such transaction or series of transactions or would not exist after giving effect to such transaction or series of transactions.

         3.6   Modifications to Borrowing Base Certificate and Compliance
               ----------------------------------------------------------
Certificate. Exhibits C and D of the Loan Agreement are hereby replaced in their
-----------
entirety with Exhibits C and D to this Agreement.

         4.    WAIVER OF COMPLIANCE. Bank hereby waives Borrowers compliance
               --------------------
with the Tangible Net Worth covenant set forth in Section 6.9 of the Loan Agreement for the period ending March 31, 1999.

         5.    FACILITY FEE. Borrower shall pay to Bank a facility fee of
               ------------
$17,500 plus any out-of pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

         6.    CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank
               ----------------------------------------
to make further advances to Borrower under this line is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)   this Loan Modification Agreement duly executed by Borrower;

               (b)   payment of the fees and Bank Expenses then due specified in
Section 5 hereof, and

               (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         7.    CONSISTENT CHANGES. The Existing Loan Documents are hereby
               ------------------
amended wherever necessary to reflect the changes described in this Loan Modification Agreement.

         8.    NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it
               -----------------------
has no defenses against any of the obligations to pay any amounts under the Indebtedness.

         9.    CONTINUING VALIDITY. Borrower understands and agrees that (i) in
               -------------------
modifying the Existing Loan Documents, Bank is relying upon Borrowers representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 7 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement, and
(vi) the terms of this Section 9 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

         10.   CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER. The laws of the
               ------------------------------------------
Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         11.   EFFECTIVENESS. This Agreement shall become effective only when it
               -------------
shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower"                                   "Bank"

MATRIXONE, INC.                              SILICON VALLEY BANK, doing business
                                             as SILICON VALLEY EAST


By: /s/ Moe Castonguay                       By: /s/ Jonathan Gray
    ----------------------                       ---------------------
    Moe Castonguay, CFO                          Jonathan Gray, SVP

                                             SILICON VALLEY BANK

                                             By: /s/ Maggie Garcia
                                                 ----------------------
                                                 Maggie Garcia

                                             Title: Loan Documentation Officer
                                                    --------------------------
                                             (Signed in Santa Clara County,
                                              California)

                            EXHIBITS C and D FOLLOW

                                   EXHIBIT C
                                   ---------
                           BORROWING BASE CERTIFICATE
                           --------------------------

Borrower:     MatrixOne, Inc.                Bank:     Silicon Valley Bank
              Two Executive Drive                      3003 Tasman Drive
              Chelmsford, MA  01824                    Santa Clara, CA  95054

Commitment Amount:  $7,000,000

ACCOUNTS RECEIVABLE
     1.    Accounts Receivable Book Value as of _____________                                  $ ___________
     2.    Additions (please explain on reverse)                                               $ ___________
     3.    TOTAL ACCOUNTS RECEIVABLE                                                           $ ___________

ACCOUNTS RECEIVABLE DEDUCTIONS
     4.    Amounts over 180 days from invoice date                               $ __________
     5.    Balance of 50% over 180 day accounts from invoice date                $ __________
     6.    Amounts over 60 days pas due                                          $ __________
     7.    Concentration Limits                                                  $ __________
     8.    Foreign Accounts                                                      $ __________
     9.    Governmental Accounts                                  $ ___________
     10.   Contra Accounts                                        $ ___________
     11.   Promotion or Demo Accounts                                            $ __________
     12.   Intercompany/Employee Accounts                                        $ __________
     13.   Other (please explain on reverse)                      $ ___________
     14.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                $ ___________
     15.   Eligible Accounts (#3 - #14)                                                        $ ___________
     16.   LOAN VALUE OF ACCOUNTS (80% of #15)                                                 $ ___________


BALANCES
     17.   Maximum Loan Amount                                                   $7,000,000
     18.   Total Funds Available (Lesser of #17 or #16)                                        $ ___________
     19.   Present balance owing on Line of Credit                                             $ ___________
     20.   Outstanding under Sublimits (FX, CMS)                                 $ __________
     21.   RESERVE POSITIVE (#18 MINUS #19 AND #20)                                            $ ___________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement dated as of December 29, 1998, as may be amended from time to time, between the undersigned and Silicon Valley Bank.

COMMENTS:

                                          --------------------------------------
                                                     BANK USE ONLY

___________________________                Rec'd By:______________________
                                           Date:__________________________
                                           Reviewed By:___________________
                                           Compliance Status: Yes/No
                                          --------------------------------------
By: _______________________
          Authorized Signer

                                    EXHIBIT D
                                    ---------
                             COMPLIANCE CERTIFICATE
                             ----------------------

Borrower:      MatrixOne, Inc.              Bank:     Silicon Valley Bank
               Two Executive Drive                    3003 Tasman Drive
               Chelmsford, MA  01824                  Santa Clara, CA  95054

          The undersigned authorized officer of MatrixOne, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of December 29, 1998 between Borrower and Bank, as may be amended from time to time (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes. The Officer further expressly acknowledges Borrower may not request any borrowings at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

 Please indicate compliance status by circling Yes/No under "Complies" column

          Reporting Covenant                                     Required                           Complies
          ------------------                                     --------                           --------
Interim financial statements                    Quarterly when not borrowing within 45 days   Yes          No
Interim financial statements & Compliance       Quarterly when borrowing within 30 days       Yes          No
Certificate
Annual financials (CPA Audited)                 FYE within 90 days                            Yes          No
A/R Agings & BBC                                Monthly when borrowing within 30 days         Yes          No
A/R Audit                                       Initial and Annual                            Yes          No

          Financial Covenants                        Required                Actual                 Complies
          -------------------                        --------                ------                 --------
Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio                          1.25:1.0                        :1.0    Yes          No
                                                                       ----------------
Maintain on a Quarterly Basis:
Minimum Adjusted Quick Ratio                          1.50:1.0                        :1.0    Yes          No
                                                                       ----------------
Profitability - Maximum net loss (as defined)
FQE 9/30/99                                          ($800,000)        $                      Yes          No
                                                                        -----------------
Profitability - Maximum net loss (as defined)
FQE 12/31/99                                        ($2,200,000)       $                      Yes          No
                                                                        -----------------
Profitability - Maximum net loss (as defined)
FQE 3/31/99                                         ($3,500,000)       $                      Yes          No
                                                                        -----------------
Profitability - Maximum net loss (as defined)
FQE 6/30/00 and each FQ thereafter                  ($2,000,000)       $                      Yes          No
                                                                        -----------------

Comments Regarding Exceptions: (on reverse)
                                                                            ------------------------------------
_____________________________________________                                           BANK USE ONLY
Signature                                                                     Received by:__________________
                                                                              Date:_________________________
_____________________________________________                                 Reviewed:_____________________
TITLE                                                                         Compliance Status:  Yes    No
                                                                            ------------------------------------
_____________________________________________
DATE